UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2020

INNOPHOS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road, Cranbury, New Jersey		08512
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 609-495-2495

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 per share	IPHS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Innophos Holdings, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on January 15, 2020 at the Chauncey Conference Center, 1 Chauncey Road, Princeton, New Jersey 08541. An aggregate of 19,690,774 shares of Company common stock were entitled to vote at the Special Meeting, and a total of 16,372,731 shares, constituting a quorum, were represented in person or by proxy.

At the Special Meeting, the stockholders of the Company were asked to consider and vote on the following proposals: (i) to adopt the Agreement and Plan of Merger, dated as of October 20, 2019, (as it may be amended, supplemented or otherwise modified from time to time, the “merger agreement”), by and among Iris Parent LLC, a Delaware limited liability company (“Parent”), Iris Merger Sub 2019, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company (such proposal, the “Merger Proposal”); (ii) to approve, on a non-binding advisory basis, the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger contemplated by the merger agreement (such proposal, the “Nonbinding Compensation Proposal”); and (iii) to approve the adjournment of the Special Meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the adoption of the merger agreement (such proposal, “Adjournment Proposal”). Each of these proposals is described in more detail in the Company’s definitive proxy statement, dated December 6, 2019. The voting results for each of the proposals are detailed below:

The Company’s stockholders approved the Merger Proposal. The voting results were as follows:

For	Against	Abstentions
16,255,647	91,271	25,813

The Company’s stockholders approved the Nonbinding Compensation Proposal. The voting results were as follows:

For	Against	Abstentions
9,358,114	6,894,589	120,028

There being a quorum present and sufficient votes in favor of the Merger Proposal, the Company’s stockholders were not asked to vote with respect to the Adjournment Proposal.

Item 8.01.	Other Events.

On January 15, 2020, the Company issued a press release announcing stockholder approval of the Merger Proposal, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 15, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 15, 2020

INNOPHOS HOLDINGS, INC.

By:	/s/ Joshua Horenstein
Name:	Joshua Horenstein
Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

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